     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2008

                                                               FILE NO. 811-2611
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 32                                           [X]

                            VAN KAMPEN EXCHANGE FUND
                        A CALIFORNIA LIMITED PARTNERSHIP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN THE AGREEMENT OF LIMITED PARTNERSHIP)

                                522 FIFTH AVENUE
                            NEW YORK, NEW YORK 10036
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)
                                 (212) 296-6990
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             AMY R. DOBERMAN, ESQ.
                               MANAGING DIRECTOR
                          VAN KAMPEN INVESTMENTS INC.
                                522 FIFTH AVENUE
                            NEW YORK, NEW YORK 10036
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------

                                   Copies to:

                            CHARLES B. TAYLOR, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700

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

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 32 to the Registration Statement incorporates herein Part A and Part B as filed in Post-Effective Amendment No. 31 of the Registrant on April 25, 2008.

Part B is hereby supplemented as follows:

(1) In the section of Item 12 entitled "OFFICERS," effective June 5, 2008, Jerry
    W. Miller replaced
    Ronald E. Robison as follows:

Jerry W. Miller (47)              Principal        Officer         President and Chief Executive Officer
522 Fifth Avenue                  Executive        since 2008      of Van Kampen Investments since 2008.
New York, NY 10036                Officer                          Central Division Director for Morgan
                                                                   Stanley's Global Wealth Management
                                                                   Group from 2006 to 2008. Previously,
                                                                   Chief Operating Officer of the global
                                                                   proprietary business of Merrill Lynch
                                                                   Investment Managers, from 2002 to
                                                                   2006.

(2) In the section of Item 12 entitled "OFFICERS," effective May 8, 2008, Kevin Klingert replaced
     J. David Germany as follows:

Kevin Klingert (45)               Vice             Officer         Vice President of funds in the Fund
522 Fifth Avenue                  President        since 2008      Complex since March 2008. Chief
New York, NY 10036                                                 Operating Officer of the Fixed Income
                                                                   portion of Morgan Stanley Investment
                                                                   Management Inc. since March 2008. Head
                                                                   of Global Liquidity Portfolio
                                                                   Management and co-Head of Liquidity
                                                                   Credit Research of Morgan Stanley
                                                                   Investment Management since December
                                                                   2007. Managing Director of Morgan
                                                                   Stanley Investment Management Inc.
                                                                   since December 2007. Previously,
                                                                   Managing Director on the Management
                                                                   Committee and head of Municipal
                                                                   Portfolio Management and Liquidity at
                                                                   BlackRock from October 1991 to January
                                                                   2007. Assistant Vice President
                                                                   municipal portfolio manager at Merrill
                                                                   Lynch from March 1985 to October 1991.

                                     PART C

                               OTHER INFORMATION

ITEM 23.  EXHIBITS

                   (a)          Restated and Amended Certificate and Agreement of Limited
                                Partnership(20)
                      (1)       Amendment to Certificate of Limited Partnership, on Form
                                LP-1(16)
                      (2)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(17)
                      (3)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(19)
                      (4)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(20)
                   (b)(1)       Bylaws(20)
                      (2)       Amended and Restated Bylaws(31)
                   (c)          Copy of Specimen Certificate(20)
                   (d)(1)       Investment Advisory Agreement(19)
                   (d)(2)       Amendment Number One to the Investment Advisory
                                Agreement(27)
                   (e)          Not Applicable
                   (f)          Not Applicable
                   (g)(1)(a)    Custodian Contract*
                         (b)    Amendment dated May 24, 2001 to Custodian Contract(23)
                         (c)    Amendment dated October 3, 2005 to Custodian Contract(28)
                      (2)       Amended and Restated Transfer Agency and Service
                                Agreement(29)
                      (3)       Fund Accounting Agreement(29)
                   (h)          Not Applicable
                   (i)          Not Applicable
                   (j)          Consent of Deloitte & Touche LLP(31)
                   (k)          Not Applicable
                   (l)          Not Applicable
                   (m)          Not Applicable
                   (n)          Not Applicable
                   (o)          Not Applicable
                   (p)(1)       Code of Ethics of the Investment Adviser and Distributor(29)
                      (2)       Code of Ethics of the Fund(22)

---------------
(16) Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.

(17) Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.

 (*) Incorporated herein by reference to Post-Effective Amendment No. 75 to Van
     Kampen Growth and Income Fund's Registration Statement on Form N-1A, File Number 2-21657, filed March 27, 1998.

(19) Incorporated herein by reference to Post-Effective Amendment No. 19 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 1998.

(20) Incorporated herein by reference to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 1999.

(22) Incorporated herein by reference to Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 2001.

(23) Incorporated herein by reference to Post-Effective Amendment No. 23 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2002.

(27) Incorporated herein by reference to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed May 2, 2005.

(28) Incorporated herein by reference to Post-Effective Amendment No. 28 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 28, 2006.

(29) Incorporated herein by reference to Post-Effective Amendment No. 29 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 2007.

(31) Incorporated herein by reference to Post-Effective Amendment No. 31 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2008.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     None.

ITEM 25.  INDEMNIFICATION

     Article XIII, Section 13.4 of the Registrant's Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:

     "The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise."

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     See "Management, Organization and Capital Structure" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents of the Registrant required by
Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder to be maintained (i) by the Registrant will be maintained at its offices, located at Van Kampen Investments Inc., 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, Van Kampen Investor Services Inc., Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171; and (ii) by the Adviser, will be maintained at its offices, located at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555.

ITEM 29.  MANAGEMENT SERVICES

     Not applicable.

ITEM 30.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 12th day of June, 2008.
                                    VAN KAMPEN EXCHANGE FUND

                                    By /s/ JERRY W. MILLER
                                      ------------------------------------------
                                            Jerry W. Miller
                                            President

                            VAN KAMPEN EXCHANGE FUND

                INDEX TO EXHIBITS TO AMENDMENT NO. 32, FORM N-1A

EXHIBIT                              DESCRIPTION OF
  NO.                                   EXHIBIT
-------                              --------------
              None